Exhibit (8)(K)

THIRD AMENDMENT TO FUND PARTICIPATION AND SERVICE

AGREEMENT

This Amendment is entered into as of December 31, 2009, by and among Teachers Insurance and Annuity Association of America (the “Insurance Company”) on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Exhibit A of the Agreement (as defined blow) as may be amended from time to time (individually and collectively “Separate Accounts”), TIAA-CREF Individual & Institutional Services, LLC (“TC Services” being a party only for the purpose of consenting to this Amendment), American Funds Distributors, Inc., (the “Distributor”), American Funds Service Company (the “Transfer Agent”) and Capital Research and Management Company (the “Adviser”) on behalf of each of the open-end investment companies, or series thereof for which Distributor, Transfer Agent and Adviser provide services (hereinafter collectively called the “Funds” and, individually, a “Fund”).

RECITALS

WHEREAS, the parties entered into a Fund Participation and Service Agreement dated December 21, 2006, as amended (the “Agreement”); and

WHEREAS, pursuant to the Agreement, the Insurance Company invests in shares of certain of the Funds as funding vehicles for Separate Accounts that issue variable annuity products to persons that are registered owners of such products on the books and records of the Insurance Company, and the Insurance Company, through the Separate Accounts, maintains on the books of the Transfer Agent one or more account(s) that hold shares of the Funds; and

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereby agree as follows:

1.	Paragraph 6a. is deleted and replaced with the following:

a.	Insurance Company can trade via an omnibus account for each Fund (i.e., multiple Plans in one account on the books of a Fund) only if the Insurance Company adheres to the Requirements to Maintain Retirement Plan Omnibus Accounts set forth in Exhibit B.

2.	Paragraph 2 of the Operational Guidelines is deleted and replaced in its entirety with the following:

2.

When transmitting instructions for the purchase and/or redemption of Class R shares of the Funds, Insurance Company shall submit one order for all purchase and redemption transactions by the Separate Accounts on an omnibus account basis, only if the Insurance Company adheres to the Requirements to Maintain Retirement Plan Omnibus Accounts set forth in Exhibit B.

3.	The attached Exhibit B is added to the Agreement.

All other terms, conditions, provisions and sections of the Agreement remain in effect without change.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date above.

AMERICAN FUNDS SERVICE COMPANY		TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and each segregated asset account set forth on Exhibit A

By:	/s/ Ryan Rue	By:	/s/ Jason Cree1
Name:	Ryan Rue	Name:	Jason Creel
Title:	Asst. VP	Title:	Director
Date:	2-2-10	Date:	January 25, 2010

CAPITAL RESEARCH AND MANAGEMENT COMPANY		TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES LLC, for purpose of consenting to this Amendment only

By:	/s/ Michael Downer	By:	/s/ Jason Cree1
Name:	Michael Downer	Name:	Jason Creel
Title:	Sr. VP & Secretary	Title:	Director
		Date:	January 26, 2010

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ David Givner
Name:	David Givner
Title:	Secretary

EXHIBIT B

Requirements to Maintain Retirement Plan Omnibus Accounts

a. Until such time as the automated feed of the applicable data shown attached to this Exhibit B has been implemented, which shall be not later than April 30, 2010, Insurance Company will provide the following information on a manual basis as of each month-end for each plan with an indirect investment in the Funds through the Separate Account:

i.	TIAA-CREF Plan Number;

ii.	Plan Location State;

iii.	Plan Zip Code;

iv.	Indicator of Direct Investment or Separate Account Indirect Investment;

v.	Ticker Symbol;

vi.	American Funds Fund Name; and

vii.	Balance and Cashflow trace: (A) Beginning of month balance; (B) Premium rollover in; (C) Plan conversion in; (D) Fund transfer in; (E) Miscellaneous inflow; (F) Withdrawal; (G) Rollover out; (H) Fund transfer out; (I) Miscellaneous outflow; (J) Investment experience; and (K) End of month balance.

b.	In order for Insurance Company to hold Plan accounts in omnibus account on the books of the Funds, Insurance Company agrees to provide Transfer Agent with the following required information current as of the end of each calendar month, within fifteen (15) calendar days following the end of such month, and in a file layout conforming to the file layout attached, which may be modified by mutual agreement of the parties from time to time.

c.	If Transfer Agent finds a significant discrepancy between the information contained in files sent by Insurance Company and the information contained in Transfer Agent’s records, Insurance Company agrees to cooperate with Transfer Agent to resolve the discrepancy.

d.	If Insurance Company provides third parties with trading or clearing services, Insurance Company agrees not to give such third parties access to the funds without the written consent of Transfer Agent.

e.	Should Insurance Company hold Plan accounts in an omnibus account, failure to comply with the requirements set forth above will constitute a breach of the Agreement, thereby giving Transfer Agent the right to terminate the Agreement.

FILE LAYOUT SCHEDULE TO EXHIBIT B

Not for Use with RIA Business

Header Record: This is the first record in the file.

Field Name		Format	Length	Pos
1.	‘H’ (Header Record Identifier)	Alpha	1	1-1
2.	Dealer Number (Format: right justified, zero filled)	Numeric	7	2-8
3.	Sales Month Date (Format: YYYYMM)	Numeric	6	9-14

Detail Record—Settled trades only

Field Name		Format	Length	Pos
4.	‘D’ (Detail Record Identifier)	Alpha	1	1-1
5.	Unique Record ID (Unique identifier for each detail record; sequence number) (Format: right justified, zero filled)	Alphanumeric	9	2-10
6.	Omnibus Account Number (from daily trades) (Format: right justified, zero filled)	Numeric	11	11-21
7.	Fund Cusip Number (Format: right justified, zero filled)	Alphanumeric	9	22-30
8.	Financial Institution’s Name (Firm the Rep works for) (Format: left justified, followed by spaces)	Alphanumeric	70	31-100
9.	Financial Institution’s Number (Format: right justified, zero filled)	Numeric	7	101-107
10.	Financial Adviser’s Office Number (Format: left justified, followed by spaces)	Alphanumeric	9	108-116
11.	Financial Adviser’s ID (Format: left justified, followed by spaces)	Alphanumeric	9	117-125
12.

Investment Amount – New Money to AF

Investments from mapped takeover assets, participant contributions and employer contributions. Include transactions that result in asset movement into the Fund from other fund families, i.e., new money to AF. Do not include participant-initiated transactions that result in asset movement into the Fund from other American Funds.

(Format note: Enter as a positive number, right justified, zero filled, implied 2 decimal positions, implied sign.

For example: 000000123456789 if the amount is $1,234,567.89

Reversals/corrections that go into this bucket should be negative amounts)

		Numeric	13.2	126-140
13.	Non-Commissionable Investment Amount Include loan repayments. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement into the Fund from other fund families. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	141-155
14.	Exchange Purchase Amount – From Money Market Exchange purchases that result in asset movement to the Fund from an AF money market. (See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	156-170

FILE LAYOUT SCHEDULE TO EXHIBIT B

Detail Record (continued)

Field Name		Format	Length	Pos
15.	Exchange Purchase Amount – Old Money Exchange purchases that result in asset movement to the Fund from other non money market American Funds. See format note on Investment Amount. Reversals/corrections that go into this bucket should be negative amounts)	Numeric	13.2	171-185
16.	Redemption Amount Redemptions or distributions due to a participant’s separation of service. Include loan withdrawals. Do not include participant-initiated transactions that result in (A) asset movement between the Fund and other American Funds or (B) asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2	186-200
17.	Exchange Redemption Amount – Out of AF Exchange redemptions that result in asset movement from the Fund to other mutual fund families. (See format note on Investment Amount.)	Numeric	13.2	201-215
18.	Exchange Redemption Amount – Within AF Exchange redemptions that result in asset movement between the Fund and other American Funds. (See format note on Investment Amount.)	Numeric	13.2	216-230
19.	Line of Business Code*	Alpha	4	231-234
20.	Plan Number Unique identifier for the plan (Also may be known as omnibus trader’s internal plan account number)	Alphanumeric	20	235-254
21.	Plan Name	Alphanumeric	70	255-324
22.	Financial Adviser’s First Name	Alpha	15	325-339
23.	Financial Adviser’s Middle Initial	Alpha	1	340
24.	Financial Adviser’s Last Name	Alpha	20	341-360
25.	Financial Adviser’s Suffix Sr., Jr., III, etc.	Alpha	20	361-380
26.	Financial Adviser’s Street Address 1 (Items 26 – 30 are the Address, City, State and Zip where the Rep works.)	Alphanumeric	35	381-415
27.	Financial Adviser’s Street Address 2	Alphanumeric	35	416-450
28.	Financial Adviser’s City	Alpha	35	451-485
29.	Financial Adviser’s State	Alpha	2	486-487
30.	Financial Adviser’s Zip	Alphanumeric	10	488-497
31.	Month-end Assets (Format note: Enter as a positive number, right justified, zero filled, implied 2 decimal positions, implied sign. For example: 00000000123456789 if the amount is $1,234,567.89)	Numeric	15.2	498-514
32.	Month-end Share Balance (Format note: Enter as a positive number, right justified, zero filled, implied 4 decimal positions, implied sign. For example: 000000009876540 if the amount is 987.654 shares)	Numeric	11.4	515-529
33.	Filler	Alphanumeric	271	530-800

Record Length for Detail Records = 800

Trailer Record: This is the last record in the file.

Field Name		Format	Length	Pos
34.	‘T’ (Trailer Record Identifier)	Alpha	1	1
35.	Dealer Number	Numeric	7	2-8
36.	Number of Detail Records (Format: right justified, zero filled)	Numeric	9	9-17
37.	Total Investment Amount Calculation: total of fields 12, 13, 14, and 15 (See format note on Detail Record Investment Amount)	Numeric	15.2	18-34
38.	Total Redemption Amount Calculation: total of fields 16, 17, and 18 (See format note on Detail Record Investment Amount)	Numeric	15.2	35-51

Record Length for Trailer Record = 51

*	Codes to use for line of business:

Social Code	Description
0056	457 Deferred Compensation (Non-CBT)
0059	Deferred Compensation/Rabbi Trust (Non-CBT)
0076	Retirement Plans/Other (Non-CBT)
0078	403B ER & EE (Non-CBT)
0081	401K (Non-CBT)
0083	Simple 401K (Non-CBT)
0250	Recordkeeper Connect 401(K)
0251	Recordkeeper Connect Money Purchase
0252	Recordkeeper Connect Profit Sharing
0253	Recordkeeper Connect 403(B)
0254	Recordkeeper Connect 457
0255	Recordkeeper Connect Non-Qualified
0256	Recordkeeper Connect Defined Benefit

ER = Employer sponsored

EE = Employee sponsored

CBT = Capital Bank & Trust